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[LOGO] WPL HOLDINGS, INC.
P. O. Box 2568
Madison, WI  53701-2568

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             ANNUAL MEETING OF SHAREOWNERS - SEPTEMBER 5, 1996
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    The undersigned appoints Erroll B. Davis, Jr. and Edward M. Gleason, or either of them, attorneys and proxies, with the power of substitution to vote all shares of stock of WPL Holdings, Inc. of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Dividend Reinvestment and Stock Purchase Plan) at the close of business on July 10, 1996, at the Annual Meeting of Shareowners of the Company to be held in the Exhibition Hall at the Dane County Exposition Center, Madison, Wisconsin on September 5, 1996, at 10:00 a.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated July 23, 1996 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  WPL HOLDINGS, INC.
         IF NO CHOICE IS SPECIFIED, THE PROXIES SHALL VOTE FOR THE PROPOSALS.



               (continued and to be signed and dated on the other side)
 ................................................................................

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                                      PROXY CARD

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                                                                Indicate your vote by an (x) in the appropriate boxes.

                                                                1.   PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER and related transactions

                                                                     For          Against       Abstain

                                                                     / /            / /           / /

                                                                2.   AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION
                                                                     a.   Proposal to change name of Company to Interstate Energy
                                                                          Corporation.

                                                                     For          Against       Abstain

                                                                     / /            / /           / /

                                                                     b.   Proposal to increase the number of shares of authorized
                                                                          common stock to 200,0000,000.

                                                                     For          Against       Abstain

                                                                     / /            / /           / /
Please sign and date your name(s) exactly as shown
above and mail promptly in the enclosed envelope.               3.   ELECTION OF DIRECTORS:
                                                                     Nominees for terms ending in 1999:
                                                                                                        Withhold   For All
                                                                                              For All   For All    Except(*)

__________________________________DATED:_________________            ROCKNE G. FLOWERS
                                                                     KATHARINE C. LYALL       / /       / /        / /
                                                                     HENRY C. PRANGE

__________________________________DATED:_________________
         Signature(s)
                                                                     (*)  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVI-
                                                                     DUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S
              IMPORTANT:  When signing as attorney,                  NAME IN THE LIST ABOVE AND MARK AN (X) IN THE "For
              executor, administrator, trustee, or                   All Except" BOX.
              guardian, please give your full title as
              such.  In the case of JOINT HOLDERS, all
              should sign.
                                                                4.   PROPOSAL TO APPOINT ARTHUR ANDERSEN LLP
                                                                     as independent auditors for 1996.
                                                                     For          Against       Abstain

                                                                     / /            / /           / /

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                        Please FOLD here and DETACH Proxy Card
 ................................................................................
To All WPL Holdings, Inc. Shareowners:

You are invited to attend the Annual Meeting of Shareowners on Thursday September 5, 1996, at 10:00 a.m. in the Exhibition Hall at the Dane County Exposition Center, 1881 Expo Mall, Madison, Wisconsin.

Above is your 1996 WPL Holdings, Inc. Proxy Card. Please read both sides of the Proxy Card, note your election, SIGN and date it. Detach and return it promptly in the self-addressed enclosed envelope. WE ENCOURAGE YOU TO VOTE YOUR SHARES. This will help avoid any expenses associated with follow-up letters to shareowners who have not responded.

If you are attending the Annual Meeting and Luncheon, please complete and detach the Reservation Form below and return it with the SIGNED PROXY CARD in the enclosed envelope.

PLEASE CONTACT SHAREOWNER SERVICES AT 1-800-356-5343 TO CANCEL YOUR LUNCHEON RESERVATION.

                                            SHAREOWNER INFORMATION NUMBERS

                                            Local (Madison)........... 252-3110
                                            All Other Areas......1-800-356-5343

                     Please FOLD here and DETACH Reservation Form
 ................................................................................

                              ANNUAL MEETING RESERVATION

                             I (WE) WILL ATTEND THE ANNUAL MEETING LUNCHEON. Please list your name(s) and your guest(s) below:

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                             RETURN THIS STUB IF YOU ARE PLANNING TO ATTEND THE
                             LUNCHEON.